Exhibit 8.1. - List of Subsidiaries

Navios Maritime Partners L.P.

Navios Partners Europe Finance Inc.

Navios Partners Finance (US) Inc.

JTC Shipping and Trading Ltd

Navios Maritime Operating LLC

Alegria Shipping Corporation

Aurora Shipping Enterprises Ltd.

Ammos Shipping Corp.

Avery Shipping Company

Beryl Shipping Corporation

Casual Shipholding Co.

Cheryl Shipping Corporation

Chilali Corp.

Christal Shipping Corporation

Coasters Ventures LTD

Customized Development S.A.

Fantastiks Shipping Corporation

Felicity Shipping Corporation

Finian Navigation Co.

Floral Marine Ltd.

Galaxy Shipping Corporation

Gemini Shipping Corporation

Golem Navigation Limited

Hyperion Enterprises Inc.

Joy Shipping Corporation

Ianthe Maritime S.A.

Kohylia Shipmanagement S.A.

Kymata Shipping Co.

Libra Shipping Enterprises Corporation

Micaela Shipping Corporation

Orbiter Shipping Corp.

Pandora Marine Inc.

Pearl Shipping Corporation

Perigiali Navigation Limited

Rubina Shipping Corporation

Sagittarius Shipping Corporation

Surf Maritime Co.

Topaz Shipping Corporation

Velvet Shipping Corporation

Wave Shipping Corp.

Cavos Navigation Co.

Cavalli Navigation Inc.

Seymour Trading Limited

Goldie Services Company

Esmeralda Shipping Corporation

Triangle Shipping Corporation

Andromeda Shiptrade Limited

Palermo Shipping S.A.

Prosperity Shipping Corporation

Aldebaran Shipping Corporation

Dune Shipping Corp.

Citrine Shipping Corporation

Pleione Management Limited

Perivoia Shipmanagement Co.

Oceanus Shipping Corporation

Cronus Shipping Corporation

Leto Shipping Corporation

Dionysus Shipping Corporation

Prometheus Shipping Corporation

Camelia Shipping Inc.

Anthos Shipping Inc.

Amaryllis Shipping Inc.

Azalea Shipping Inc.